EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-86842, 333-68283 and 333-135210) and Form S-8 (No. 333-100214) of AMB Property, L.P. and Forms S-8 (Nos. 333-42015, 333-78779, 333-90042, 333-100214 and 333-144489) of AMB Property Corporation of our report dated February 28, 2007, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of discontinued operations and the change in presentation of segment information as discussed in Notes 17 and 16, respectively, as to which the date is November 14, 2007, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.
PricewaterhouseCoopers LLP
San Francisco, California
November 14, 2007